                                                                  EXHIBIT 10.2.1



                              AMENDED AND RESTATED

                           JOINT OPERATING AGREEMENT

                                     BETWEEN

                             STAR PUBLISHING COMPANY

                                      AND

                           CITIZEN PUBLISHING COMPANY




                               December 22, 1988








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                              AMENDED AND RESTATED
                            JOINT OPERATING AGREEMENT
                                     BETWEEN
                             STAR PUBLISHING COMPANY
                                       AND
                           CITIZEN PUBLISHING COMPANY

                                December 22, 1988

                               TABLE OF CONTENTS
                                                                 Page

                              ARTICLE 1: THE AGENCY

1.1        Formation. . . . . . . . . . . . . . . . . . . . . . .  3
1.2        Initial Capital Contribution of Star . . . . . . . . .  4
1.3        Initial Capital Contribution of Citizen. . . . . . . .  7
1.4        Valuation of Initial Capital Contributions . . . . . . 10
1.5        Other Capital Contributions. . . . . . . . . . . . . . 11
1.6        Failure to Make Payments . . . . . . . . . . . . . . . 11
1.7        Dissolution of TNI . . . . . . . . . . . . . . . . . . 12
1.8        Assumption of Liabilities. . . . . . . . . . . . . . . 13
1.9        Employees. . . . . . . . . . . . . . . . . . . . . . . 13

                       ARTICLE 2: ACTIVITIES OF THE AGENCY

2.1        Publication and Operations . . . . . . . . . . . . . . 14
2.2        Capital Assets . . . . . . . . . . . . . . . . . . . . 16
2.3        Editorial Independence . . . . . . . . . . . . . . . . 17
2.4        News and Editorial Services and Expenses . . . . . . . 18
2.5        Budgets and Allocations of News Space. . . . . . . . . 21

               ARTICLE 3: ALLOCATIONS AND OTHER FINANCIAL MATTERS

3.1        Distributions. . . . . . . . . . . . . . . . . . . . . 23
3.2        Allocations. . . . . . . . . . . . . . . . . . . . . . 23
3.3        Books and Records. . . . . . . . . . . . . . . . . . . 23
3.4        Financial Statements . . . . . . . . . . . . . . . . . 24
3.5        Auditors and Fiscal Year . . . . . . . . . . . . . . . 25
3.6        Bank Accounts. . . . . . . . . . . . . . . . . . . . . 25
3.7        TAX Returns. . . . . . . . . . . . . . . . . . . . . . 26

                       ARTICLE 4: GOVERNANCE OF THE AGENCY

4.1        Board of Directors . . . . . . . . . . . . . . . . . . 26
4.2        Officers of the Agency . . . . . . . . . . . . . . . . 29
4.3        Deadlocks. . . . . . . . . . . . . . . . . . . . . . . 30


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                                     - 2 -

                        ARTICLE 5: DURATION; TERMINATION

                                                                     Page



5.1        Term; Renewals . . . . . . . . . . . . . . . . . . . . . . 35
5.2        Termination; Dissolution of the Agency . . . . . . . . . . 35
5.3        Dissolution Prior to Expiration of Term. . . . . . . . . . 38
5.4        Termination at End of Term . . . . . . . . . . . . . . . . 44
5.5        Change of Control. . . . . . . . . . . . . . . . . . . . . 45

                            ARTICLE 6: MISCELLANEOUS

6.1        Notices. . . . . . . . . . . . . . . . . . . . . . . . . . 47
6.2        Assignment . . . . . . . . . . . . . . . . . . . . . . . . 48
6.3        Entire Understanding . . . . . . . . . . . . . . . . . . . 48
6.4        Headings . . . . . . . . . . . . . . . . . . . . . . . . . 49
6.5        Governing Law; Modification  . . . . . . . . . . . . . . . 49
6.6        Severability . . . . . . . . . . . . . . . . . . . . . . . 49
6.7        Further Assurances . . . . . . . . . . . . . . . . . . . . 50
6.8        Force Majeure. . . . . . . . . . . . . . . . . . . . . . . 50
6.9        Specific Performance . . . . . . . . . . . . . . . . . . . 51
6.10       No Third Party Beneficiaries . . . . . . . . . . . . . . . 51
6.11       Nature of Relationship . . . . . . . . . . . . . . . . . . 51
6.12       Counterparts . . . . . . . . . . . . . . . . . . . . . . . 51

Exhibit A: Partnership Agreement

Exhibit B: License Agreement (Star)

Exhibit C: License Agreement (Citizen)

                              AMENDED AND RESTATED
                            JOINT OPERATING AGREEMENT

                 THIS AMENDED AND RESTATED JOINT OPERATING AGREEMENT dated as of December 22, 1988 between STAR PUBLISHING COMPANY, an Arizona corporation ("Star"), and CITIZEN PUBLISHING COMPANY, an Arizona corporation ("Citizen").

                 WHEREAS, Star publishes The Arizona Daily Star, a seven day per week morning newspaper, including Sunday, and Citizen publishes the Tucson Citizen, a weekday afternoon and Saturday newspaper, both in Tucson, Arizona;

                 WHEREAS, Star and Citizen, or their respective predecessors, have entered into and are operating pursuant to that certain Operating Agreement dated March 28, 1940, as amended by agreements dated June 15, 1953 and October 14, 1970 (collectively, the "Operating Agreement"), whereby Tucson Newspapers, Inc., an Arizona corporation ("TNI"), was organized by Star and Citizen to handle, manage and operate The Arizona Daily Star and Tucson Citizen, save and except for the news and editorial departments of each of the newspapers, which news and editorial departments have remained separate and independent;

                 WHEREAS, the current term of the Operating Agreement runs until June 1, 1990 and, pursuant to the terms thereof, has been renewed and extended for an additional twenty-five year period from such date;

                 WHEREAS, Star and Citizen desire to reformulate their arrangement to provide that the functions currently performed by TNI, a corporation 50% of whose capital stock is owned by each of Star and Citizen, will be performed by a general partnership that is 50% owned by each of Star and Citizen, and to provide for the organization, operation and governance of such partnership;

                 WHEREAS, the purpose and intent of this Agreement is to provide a plan of common operation of the newspapers published by Star and Citizen, so as to afford economy in money and effort, produce better newspapers for their readers, improve acceptance for their advertisers, subserve public interests by maintaining the separate identities, individuality and editorial and news freedom and integrity of each of said newspapers, and ensure the ability of each newspaper to maintain its journalistic characteristics and to meet the highest standards of editorial quality and journalistic excellence; and

                 Whereas, this agreement continues to maintain as separate and independent the respective news, editorial and reportorial operations, departments and staffs (the "news operations" or "news departments") of Star and Citizen, consistent with the requirements of the Newspaper Preservation Act, 15 U.S.C. Section 1801 et seq.

                 NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereby agree that the


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                                     - 3 -

Operating Agreement shall be amended and restated in its entirety as follows:

                                    ARTICLE 1
                                   THE AGENCY

                 1.1 Formation.

                 (a) Star and Citizen will on the date hereof cause to be formed under the laws of the State of Arizona a general partnership named "TNI Partners" (such new partnership is referred to herein as the "Agency"), by executing and delivering to each other the Partnership Agreement (the "Partnership Agreement") in the form set forth as Exhibit A hereto, and by making such filings and taking such other actions as are appropriate under applicable Arizona law.

                 (b) Each of Star and Citizen shall have a 50% partnership interest in the Agency and shall, as of the Effective Date, make the respective initial capital contributions described in Sections 1.2 and 1.3 hereof.

                 (c) As used in this Agreement, the "Effective Date" shall be 12:01 A.M., Tucson, Arizona time, on December 26, 1988.

                 (d) Star and Citizen will cause the Agency, on the date hereof, to become a party to this Agreement and to agree to perform all of the obligations herein to be performed by it by signing this Agreement and delivering executed copies hereof to Star and Citizen.


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                                     - 4 -

                 1.2 Initial Capital Contribution of Star.

                 (a) Effective as of the Effective Date, Star hereby contributes, assigns, transfers and conveys to the Agency all of its right, title and interest (which Star represents and warrants to Citizen are free and clear of any and all pledges, mortgages, security interests, liens or other encumbrances except for those that do not materially affect use, value or marketability), in and to the following property and assets (collectively, the "Star Contributed Assets"):

                (1) Star's interest in all trade accounts receivable and contracts in existence on the Effective Date that arise from or in connection with any activity or operation that has been carried on by TNI as agent for Star and Citizen, including without limitation trade accounts receivable and contracts arising out of or relating to the sale or distribution of The Arizona Daily Star or the Tucson Citizen, the sale of advertising in either such newspaper, or the printing or distribution of any other material;

                (2) Star's interest in any and all non-capital assets in existence on the Effective Date that are jointly owned by Star and Citizen and that are used or held for use in connection with, or that arise from, any activity or operation that has been carried on by TNI as agent for Star and Citizen; and


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                                     - 5 -

                 (3) All shares of common stock of TNI owned by Star, which Star represents and warrants to Citizen constitute 50% of TNI's outstanding capital stock.

        (b) The following assets shall not constitute any part of the Star Contributed Assets but shall remain the separate property of Star:

                 (1) (i) The whole or any part of the name, title, and masthead of The Arizona Daily Star, together with all names, titles and slogans used exclusively in connection with The Arizona Daily Star and all intangible rights and privileges of whatever kind belonging to or incidental thereto, including any and all copyrights and trademarks relating thereto, and any and all copyrights, and the right to renew the same, on issues of The Arizona Daily Star published before, on or after the Effective Date, and the right to reprint all or any part thereof (collectively the "Star Names"), (ii) all lists relating to subscriptions, bulk sales, circulation, dealers and sub-dealers of The Arizona Daily Star, together with all records and other lists relating to or concerning the following: routes, daily draws by editions, distribution, delivery, sales, subscriptions and returns of The Arizona Daily Star in any territory, all lists of dealers and agencies served by all distribution methods in the city of Tucson, its metropolitan areas and in all cities and towns served by The Arizona Daily Star, including a list of dealer and agency deposits, if any, and (iii) lists of all advertisers and advertising contracts relating to The Arizona Daily Star and related advertiser information, including dates of contracts, names and addresses of advertisers, space contracted for, frequency of insertions, rates per line, expiration dates and any special conditions, records requirements or publication orders with advertisers with the dates thereof, as well as lists of any special agreements or commitments with advertisers and all insertion orders (the assets described in clauses (ii) and (iii) of this subsection being referred to collectively as the "Star Intangibles"); provided however, that Star shall grant to the Agency a royalty-free license covering the Star Names and the Star Intangibles, in the form attached hereto as Exhibit B, which shall be executed by Star and delivered to the Agency on the Effective Date;

          (2) The library or "morgue" of The Arizona Daily Star, including all files of clippings, photographs (negatives and positives) and related publication material, together with all bound files and file copies of The Arizona Daily Star and microfilms thereof;

          (3) Any properties, assets and contract and other rights of Star used or held for use solely in connection with the operation of the news department of The Arizona Daily Star;

                 (4) Star's interest in all capital assets in existence on the Effective Date that are jointly owned by Star and Citizen and that are used or held for use in connection with any activity or operation that has been carried on by TNI as agent for Star and Citizen; and

                 (5) Any asset or property right of any kind or description that is not specifically listed in section 1.2(a) hereof.

                 1.3  Initial Capital Contribution of Citizen.

                 (a) Effective as of the Effective Date, Citizen hereby contributes, assigns, transfers and conveys to the Agency all of its right, title and interest (which Citizen represents and warrants to Star are free and clear of any and all pledges, mortgages, security interests, liens or other encumbrances except for those that do not materially affect use, value or marketability), in and to the following property and assets (collectively, the "Citizen Contributed Assets"):

                 (1) Citizen's interest in all trade accounts receivable and contracts in existence on the Effective Date that arise from or in connection with any activity or operation that has been carried on by TNI as agent for Star and Citizen, including without limitation trade accounts receivable and contracts arising out of or relating to the sale or distribution of The Arizona Daily Stag or the Tucson Citizen, the sale of advertising in either such newspaper, or the printing or distribution of any other material.

                 (2) Citizen's interest in any and all non-capital assets in existence on the Effective Date that are jointly owned by Star and Citizen and that are used or held for use in connection with, or that arise from, any activity or operation that has been carried on by TNI as agent for Star and Citizen.

                 (3) All shares of common stock of TNI owned by Citizen, which Citizen represents and warrants to Star constitute 50% of TNI's outstanding capital stock.

                 (b) The following assets shall not constitute any part of the Citizen Contributed Assets but shall remain the separate property of Citizen:

                 (1) (i) The whole or any part of the name, title, and masthead of Tucson Citizen, together with all names, titles and slogans used exclusively in connection with Tucson Citizen and all intangible rights and privileges of whatever kind belonging to or incidental thereto, including any and all copyrights and trademarks relating thereto, and any and all copyrights, and the right to renew the same, on issues of Tucson Citizen published before, on or after the Effective Date, and the right to reprint all or any part thereof (collectively the "Citizen Names"),
(ii) all lists relating to subscriptions, bulk sales, circulation, dealers and sub-dealers of Tucson Citizen, together with all records and other lists relating to or concerning the following: routes, daily draws by editions, distribution, delivery, sales, subscriptions and returns of Tucson Citizen in any territory, all lists of dealers and agencies served by all distribution methods in the City of Tucson, its metropolitan area and in all cities and towns served by Tucson Citizen, including a list of dealer and agency deposits, if any, and (iii) lists of all advertisers and advertising contracts relating to Tucson Citizen and related advertiser information, including dates of contracts, names and addresses of advertisers, space contracted for, frequency of insertions, rates per line, expiration dates and any special conditions, records requirements or publication orders with advertisers with the dates thereof, as well as lists of any special agreements or commitments with advertisers and all insertion orders (the assets described in clauses (ii) and (iii) of this subsection being referred to collectively as the "Citizen Intangibles"); provided, however, that Citizen shall grant to the Agency a royalty-free license covering the Citizen Names and Citizen Intangibles, in the form attached hereto as Exhibit C, which shall be executed by Citizen and delivered to the Agency on the Effective Date;

                 (2) The library or "morgue" of Tucson Citizen, including all files of clippings, photographs (negatives and positives) and related publication material, together with all bound files and file copies of Tucson Citizen and microfilms thereof;

                 (3) Any properties, assets and contract and other rights of Citizen used or held for use solely in connection with the operation of the news department of Tucson Citizen;

                 (4) Citizen's interest in all capital assets in existence on the Effective Date that are jointly owned by Star and Citizen and that are used or held for use in connection with any activity or operation that has been carried on by TNI as Agent for Star and Citizen; and

                 (5) Any asset or property right of any kind or description that is not specifically listed in Section 1.3(a) hereof.

                 1.4 Valuation of Initial Capital Contributions. For all purposes of this Agreement and the Partnership Agreement, the value of the respective initial capital contributions of Star and Citizen shall be equal in amount and shall each be equal to the sum of (i) 50% of the book value of the aggregate trade accounts receivable referred to in Sections 1.2(a)(1) and 1.3(a)(1) hereof, (ii) 50% of the book value of the aggregate non-capital assets referred to in Sections 1.2(a)(2) and 1.3(a)(2) hereof, and (iii) 50% of the total stockholders' equity of TNI as of the close of business on December 25, 1988.

                 1.5 Other Capital Contributions. In the event that the Agency shall require funds or other capital contributions for any authorized business purpose, such funds or contributions, unless obtained from outside sources, shall be contributed by Star and Citizen on identical terms and in equal amounts when and as authorized and directed by the Agency's Board of Directors.

                 1.6 Failure to Make Payments. If either partner (a "Defaulting Party") (i) fails to make any payment to the Agency including, but not limited to, any properly authorized capital contribution, whether arising under the terms of this Agreement or the Partnership Agreement, or (ii) fails to pay its portion of any properly authorized capital expenditure, then the other partner may lend the amount thereof to the Agency or make such payment on behalf of the Defaulting Party, as the case may be, including any amounts or payments necessary to cure the consequences of the failure by the Defaulting Party to have made such payment. In either such event, no distributions


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                                      - 12 -

shall thereafter be made by the Agency pursuant to Section 3.1 hereof or otherwise until the full amount of such loan and/or such payment and/or the cost of such cure that was made or incurred by the non-Defaulting Party (plus interest from the date of default to the date(s) of such repayment(s) at a rate per annum equal to the lesser of (i) 150% of the rate announced from time to time by Morgan Guaranty Trust Company of New York as its prime or reference rate or (ii) the maximum rate permitted by applicable law as in effect from time to time) has been paid in full to the non-Defaulting Party by the Agency. If at any time both partners are entitled to the priority payments set out herein, then priority payments shall be made in the same ratio as the respective payments due to each of them bear to one another.

                 1.7      Dissolution of TNI. Effective on the Effective Date:
(i) the status of TNI as agent of Star and Citizen under the Operating Agreement shall terminate, except for the discharge of any liabilities of TNI not assumed by the Agency and any other winding up of TNI's affairs; and (ii) the Agency will cause TNI to distribute to the Agency all or substantially all of TNI's assets and property rights of every kind and description. As soon as practicable after the Effective Date, the Agency will cause TNI to be dissolved under the applicable provisions of Arizona law.

                 1.8 Assumption of Liabilities. Effective as of the Effective Date, the Agency will assume and agree to pay, perform and discharge
(i) any and all obligations and liabilities arising under the contracts assigned to it pursuant to Section 1.2(a)(1) or Section 1.3(a)(1) hereof, and (ii) all or substantially all of the contracts, obligations and liabilities of TNI, contingent or otherwise, that are in existence as of the Effective Date.

                 1.9      Employees. It is the intention of the parties that:
(i) on the Effective Date, the Agency will employ, or offer to employ, all those who were employees of TNI immediately before the Effective Date; (ii) the terms and conditions of such employment by the Agency shall be the same or substantially the same as those in effect with TNI immediately before the Effective Date; and (iii) the Agency shall take such actions as are appropriate with respect to any pension or employee benefit plans applicable to such employees in order to ensure that such plans (or their substantial equivalent), including credit for years of service, will be applicable to such employees in their capacity as employees of the Agency.

                 Nothing herein, however, is intended to confer on any employee of TNI or the Agency any legal or contractual right (as a third party beneficiary or otherwise) to be or remain employed by the Agency, to be or remain employed by the Agency on any particular terms and conditions of employment, or to be entitled to the continuation of, or to participate in, any pension or employee benefit plan.

                                    ARTICLE 2

                            ACTIVITIES OF THE AGENCY

                 The parties agree that from and after the Effective Date:

                 2.1 Publication and Operations.

                 (a) Subject to the provisions of Section 2.3 hereof, the Agency shall print, produce, distribute, sell and market (both circulation and advertising) The Arizona Daily Star seven mornings per week, including Sunday, and Tucson Citizen weekday afternoons and Saturday. The Agency shall control, supervise, manage and perform all operations (other than news/editorial operations) involved in printing, producing, distributing, selling and marketing the newspapers; shall determine the edition times of the newspapers; shall purchase newsprint, materials and supplies as appropriate; shall solicit and sell advertising space in such newspapers; shall collect for its own account all accounts receivable, whether such accounts receivable come into existence prior to, on or after the Effective Date; shall establish circulation and advertising rates for such newspapers; and shall make all determinations and decisions and do any and all acts and things necessarily connected with the foregoing activities;

                 (b) The Agency shall promote and market each newspaper in a manner designed to enhance or improve the advertising in and circulation of each newspaper and allow each newspaper to achieve its full market potential;

                 (c) The Agency shall provide all accounting and controlling services necessary in connection with the business and affairs of the Agency and the newspapers;

                 (d) The Agency shall receive and collect all of the receipts and income relating to The Arizona Daily Star and the Tucson Citizen, and from such income pay all operating expenses incident to the Agency's operations and the publication of the newspapers in the manner and to the extent provided in this Agreement; and

                 (e) Subject to Section 2.3 hereof, the Agency may engage in other activities that would be appropriate for an entity that owns one or more newspapers, including distributing or making available all or a portion of the information or advertising in the newspapers by printed or other various means of distribution; commercial printing, including commercial printing of other publications; and any other activities necessary for or compatible with its principal business. Star and Citizen shall retain exclusive rights to all news and information content (including photographs) generated for publication in their respective newspapers, but any sale or licensing thereof to wire services or otherwise shall be for the account of the Agency.

                 2.2 Capital Assets.

                 (a) The parties presently intend that the Agency will own no capital assets, and that in producing, and carrying on the business functions of, the newspapers under this Agreement, the Agency shall utilize plant, property and equipment owned or leased jointly by Star and Citizen.

                 (b) Each of Star and Citizen agree that they shall make available to the Agency such plant, property and equipment as is appropriate for the Agency's operations, including all capital assets that are currently used or held for use by TNI, Star or Citizen (whether or not jointly owned by Star and Citizen) and including such capital assets as the Agency's Board of Directors may in the future determine (pursuant to the budgeting process described in Section 2.5(a) hereof) are necessary or appropriate for the Agency's operations or for the news and editorial departments of Star and Citizen. In the case of such future capital assets, Star and Citizen will jointly (on an equal basis) acquire and fund the acquisition of such assets, and make the same available to the Agency, Star or Citizen, as the case may be.

                 (c) All operating costs, including costs of repair, maintenance, light, heat, air conditioning, janitorial services and the like, associated with all capital assets referred to in this Section 2.2 shall be an operating expense of the Agency or, if paid by Star and/or Citizen in the first instance, will be reimbursed by the Agency.

                 2.3 Editorial Independence. Preservation of the editorial independence of each newspaper is of the essence of this Agreement. The editorial and reportorial staffs of the respective newspapers shall be independent and shall not be merged, combined or amalgamated, and their editorial policies shall be independently determined. Star and Citizen shall retain complete and exclusive control of the news operations, contracts, conduct and contents, and the selection of the editors and news department employees, for their respective newspapers. Neither Star, Citizen nor the Agency shall seek to influence or to impair the independent news, editorial and reportorial voice and content of any other party's newspaper. Each of Star and Citizen shall independently develop standards for determining the acceptability of advertising copy for publication in its newspaper, and the Agency shall apply these standards in determining the acceptability of advertising copy for publication in such newspaper. The news department of The Arizona Daily Star and all employees engaged in said department shall be employed by and under the exclusive direction and control of Star. The news department of Tucson Citizen and all employees engaged in said department shall be employed by and under the exclusive direction and control of Citizen.

                 2.4 News and Editorial Services and Expenses.

                 (a) Each newspaper shall maintain a staff of news and editorial employees appropriate to furnish, and shall furnish to the Agency, complete news and editorial services necessary and appropriate for the publication of such newspaper as provided in this Agreement. Each newspaper, in furnishing news and editorial copy and like materials to the Agency for publication, shall conform to the mechanical standards and limitations which prevail in the Agency's plant or plants from time to time, including edition times established by the Agency.

                 (b) Subject to the reimbursement provisions of Section 2.4(d) hereof, all Editorial Expense (as defined in Section 2.4(c) hereof) of the news department of The Arizona Daily Star shall be borne by Star and all Editorial Expense of the news department of the Tucson Citizen shall be borne by Citizen.

                 (c) The term "Editorial Expense" as used in this Agreement shall mean all costs and expenses associated with the news department of The Arizona Daily Star or of the Tucson Citizen. Notwithstanding the foregoing, Editorial Expense shall not include, and the reimbursement provisions of Section 2.4(d) hereof shall not be applicable to, the following:

                          (1) the capital cost of office space, equipment, and
other capital assets that are owned by Star and/or Citizen or that are jointly leased by Star and Citizen, and that in either case are related to the news departments of The Arizona Daily Star or the Tucson Citizen, such assets to be provided by, and the cost of which shall be borne equally by, Star and Citizen, it being the intention of the parties that (i) the cost of such capital assets that have been acquired before the Effective Date shall be borne by Star or Citizen, as the case may be, as the separate owner thereof, (ii) the ownership and cost of such capital assets that are jointly acquired on or after the Effective Date shall be shared equally by Star and Citizen, and (iii) the rental cost of any capital assets that either Star or Citizen may elect separately to lease for its news department (and any operating costs associated therewith) shall, subject to Section 4.1(a)(x) hereof, be deemed an Editorial Expense and shall be subject to the reimbursement provisions of Section 2.4(d) hereof;

                          (2) any salary, benefits, memberships, travel or other
costs associated with the publisher (or equivalent local senior executive) of either newspaper, or any executive or parent-level persons who are not full-time employees of either newspaper, or any financial, accounting or controlling employees of either newspaper, all such costs to be borne separately by Star or Citizen, as the case may be;

                          (3) the cost of defending, settling, paying or
discharging any liability or claim on account of anything published in the news or editorial columns of either of the newspapers, or an account of the advertising acceptability standards of either of the newspapers, where such liability or claim does not result from an error in printing or the negligence of an employee of the Agency, it being the intention of the parties that (i) Star or Citizen, as the case may be, shall bear the full cost of such liabilities or claims, (ii) the Agency shall bear, as an operating expense, the full cost of liabilities or claims resulting from an error in printing or the negligence of an employee of the Agency, and (iii) notwithstanding the foregoing, costs incurred by Star or Citizen for insurance policies insuring against such liabilities, as well as costs incurred for any pre-publication review of material prepared for publication in the news or editorial columns of either of the newspapers, shall in each case be deemed an Editorial Expense and shall be subject to the reimbursement provisions of Section 2.4(d) hereof;

                          (4) any depreciation on any capital assets owned by
Star and/or Citizen;

                          (5) any charitable contributions made by Star or
Citizen, unless such contributions are specifically authorized by the Agency's Board of Directors as being in the Agency's best interest;

                          (6) any costs or fees incurred for any audit or review
of the separate financial statements of Star or Citizen; or

                          (7) any costs or expenses incurred for any special
cultural or promotional events that are not produced or sponsored by the Agency.

                 (d) On a monthly basis during each fiscal year, the Agency shall, as part of its operating expenses, reimburse Star and Citizen for their respective actual Editorial Expense, as documented by each newspaper. In the event that the actual total Editorial Expense of either Star or Citizen for a full fiscal year shall exceed the aggregate reimbursable Editorial Expense budget for such newspaper applicable to such year, then the amount of such excess shall be billed by the Agency to, and promptly paid by, Star or Citizen, as the case may be. Nothing in this Agreement, however, shall in any way whatsoever limit the amount of Editorial Expense that either Star or Citizen may, in its sole discretion, elect from time to time to expend.

                 2.5      Budgets and Allocations of News Space.

                 (a) On an annual basis, the Agency's Board of Directors will consider and approve, for the Agency's next fiscal year, capital and operating budgets, including an aggregate reimbursable Editorial Expense budget for each of Star and Citizen, all in a manner and amounts consistent with the purposes and intent of this Agreement. The determination by the Board of the capital and operating budgets, including an aggregate reimbursable Editorial Expense budget for each of Star and Citizen, shall take into account, among other things, the editorial and news expenses incident to the nature, frequency of publication and edition times of the newspapers as contemplated by this Agreement. The Board may in its discretion review and revise any of such budgets from time to time.

                 (b) As part of the budgeting process, the Agency's Board of Directors will establish allocations of news space for The Arizona Daily Star and the Tucson Citizen, which shall include "newshole banks" of space beyond the normal allocations to be used for coverage of special stories or projects as separately determined by Star or Citizen. Star or Citizen may exceed its respective allocations of news space (including such "newshole bank") upon reasonable notice to the Agency; provided, however, that (i) such excess must be compatible with the Agency's production capability and scheduling, and (ii) the newsprint and production costs associated with such excess shall be billed by the Agency to, and promptly paid by, Star or Citizen, as the case may be, at the end of the applicable fiscal year.

                                    ARTICLE 3
                     ALLOCATIONS AND OTHER FINANCIAL MATTERS

                 The parties agree that from and after the Effective Date:

                 3.1 Distributions. The Agency shall, after payment of its operating expenses, distribute equally to Star and citizen all funds in excess of funds reasonably needed by the Agency for the conduct of its business. Such distributions shall be made at least monthly, or at more frequent intervals as may be authorized by the Agency's Board of Directors.

                 3.2 Allocations. Net income or net loss of the Agency, as determined in accordance with generally accepted accounting principles consistently applied (except as otherwise agreed by the Agency's Board of Directors), shall be allocated equally to Star and Citizen. Taxable income or taxable loss of the Agency shall be allocated equally to Star and Citizen.

                 3.3 Books and Records. The Agency shall keep, at its principal office, accurate, full and complete books of accounts and records, wherein all transactions of the Agency, and of Star and Citizen (insofar as such transactions of Star or Citizen relate to activities contemplated by this Agreement), shall be entered in accordance with generally accepted accounting principles consistently applied (except as otherwise agreed by the Agency's Board of Directors). Star, Citizen and their respective representatives shall have the right to inspect, copy or reproduce, each at its own expense, the books and records of the Agency.

                 3.4 Financial Statements. The Agency shall account monthly to Star and Citizen for all revenues and expenditures of the Agency and keep Star and Citizen regularly informed of its affairs and business. In addition, the Agency shall cause to be delivered to Star and to Citizen the following financial statements and reports of the Agency (and of each of Star and Citizen, insofar as such statements of Star or Citizen relate to activities contemplated by this Agreement) prepared, in each case, in accordance with generally accepted accounting principles consistently applied (except as may otherwise be agreed by the Agency's Board of Directors):

                       (a) promptly upon availability and in any event within
                 eight business days after the end of each fiscal month, (i) an unaudited balance sheet as of the end of such month and a comparison of such balance sheet with the balance sheet for the same month of the fiscal year immediately preceding, and (ii) an unaudited statement of income or loss for the interim period through such month and the monthly period then ended, in reasonable detail, and a comparison of such statements with statements for the same periods of the fiscal year immediately preceding; and

                          (b) such other analytical reports relating to
                activities contemplated by this Agreement as either Star or Citizen (or their respective parent corporations) may from time to time request.

                3.5 Auditors and Fiscal Year. The independent auditors of the Agency shall be selected by the Agency's Board of Directors. The Agency shall keep its books and records on the basis of a 52/53 week fiscal year ending on the last Sunday of each calendar year and on the basis of four fiscal quarters, each composed of months of five, four and four weeks.

                3.6 Bank Accounts. The Agency shall maintain bank accounts in such banks or institutions as its Board of Directors from time to time shall select, and such accounts shall be drawn upon by check signed by any person, and in such manner, as may be designated by the Board of Directors. All moneys of the Agency shall be deposited in the bank accounts of the Agency and all debts and obligations of the Agency (except petty expense items) shall be paid by check or other prudent and customary method, including electronic transfer of funds.

                 3.7 Tax Returns. The Agency shall cause income and other required tax returns for the Agency to be prepared and timely filed with the appropriate authorities, making such elections as the Board of Directors shall deem to be in the best interests of the Agency, Star and Citizen. The Agency shall submit any such income tax filing to Star and Citizen for review at least 30 days prior to its filing date unless otherwise agreed to by Star and Citizen.

                                    ARTICLE 4

                            GOVERNANCE OF THE AGENCY

                 4.1      Board of Directors.

                 (a) The business and affairs of the Agency shall be managed by or under the direction of a Board of Directors in a manner consistent with the purposes and intent of this Agreement. The Board of Directors shall have and exercise final authority with respect to such business and affairs except as otherwise provided in this Agreement or the Partnership Agreement. Without limiting the generality of the foregoing, the Board of Directors shall have the sole power and authority to take or authorize the Agency to take the following actions:
                          (i) Elect and remove the President and other officers of the Agency;

                          (ii)         Approve and revise budgets as provided in

                          Section 2.5 hereof;

                          (iii) Make any capital call to Star and Citizen as provided in Section 1.5 (a) hereof;

                          (iv) Determine the timing of editions and the production format of the two newspapers, and determine whether the number of editions and/or sections of either newspaper shall be changed;

                          (v) Determine circulation and advertising rates for the two newspapers;

                          (vi)   Determine the benefits and policies
                          applicable to employees of the Agency;

                          (vii) Approve any material contracts that the Agency may enter into, including without limitation any employment contract, any contract with any labor union, any contract with a duration of more than one year, any contract in any fiscal year involving a value in excess of such amount as shall be determined from time to time by the Board of Directors, and any contract out of the ordinary course of business;

                          (viii) Determine whether and on what terms the Agency shall incur indebtedness for borrowed money;

                          (ix)   Select the Agency's outside auditors;

                          (x) Determine whether and on what basis the Agency shall acquire or lease any capital assets, and determine whether and on what basis to reimburse Star or Citizen for the cost of any capital assets that may be acquired or leased separately by either of them;

                          (xi) Make any significant tax or accounting election for the Agency;

                          (xii) Waive any right of the Agency to
                          receive any payment due to it from either Star or Citizen; and

                          (xiii) Allocate appropriate office space and other capital assets for the news departments and executive officers of Star and Citizen.

                     (b) Unless otherwise agreed in writing by both Star and Citizen, there shall be six members of the Agency's Board of Directors, three of whom shall be appointed by Star, and three of whom shall be appointed by Citizen. There shall in no event be an uneven number of directors, and each of Star and Citizen shall at all times have the right to appoint an equal number of directors. Each director shall hold office until he shall die, resign or be removed (with or without cause, with or without notice) by the party by whom he or she was appointed, whereupon such party shall appoint a successor.

                 (c) As provided in the Partnership Agreement, if proper notice (as set forth therein) of a meeting is given to all directors or waived, the presence at any meeting of the Board of Directors (in person or represented by proxy) of both (i) a majority of the total authorized number of directors, and
(ii) a majority of directors who were appointed by Star and a majority of directors who were appointed by Citizen, shall constitute a quorum for the taking of action. Subject to the written consent procedure described in Section 3.2(c) of the Partnership Agreement, the Board of Directors shall act on all matters by an affirmative vote of both (i) a majority of directors present at any meeting in person or by proxy, and (ii) a majority of those directors who were appointed by Star and a majority of those directors who were appointed by Citizen.

                 4.2 Officers of the Agency.

                 (a) The Agency shall have a President and such other officers as the Board of Directors may from time to time determine. Officers shall serve for a one-year term unless they earlier die, resign or are removed. Any officer may be removed by the Board of Directors with or without cause or notice.

                 (b) Subject to this Agreement, the Partnership Agreement and the determinations of the Board of Directors, the President shall have full day-to-day operating authority, control and management of the business and affairs of the Agency.

                 (c) Subject to this Agreement and the Partnership Agreement, any other officers of the Agency shall have such authority as is from time to time determined by the Board of Directors.

                 4.3 Deadlocks. In the event of a controversy arising pertaining to the affairs of the Agency wherein the members of the Board of Directors representing Star and the members of the Board of Directors representing Citizen are evenly divided, then:

                 (a) At the written call of Star or Citizen, which call shall include a written statement specifically setting forth the matter or matters in controversy and the proposed resolution or resolutions of the Board of Directors on which the Board is deadlocked, the parties shall meet within fifteen (15) days from the date on which the written call is served for the purpose of resolving such controversy. If the parties shall also be evenly divided on the matter or matters so specified for more than fifteen (15) days following the date of such meeting, then either Star or Citizen (the "demanding party") may thereafter demand that the matter or matters in controversy be submitted to arbitration by serving a written demand on the other party.

                  (b) In the event of a demand for arbitration, the parties shall seek to mutually appoint a Disinterested Person (as hereafter defined) to resolve the matter or matters in controversy. As used in this Section 4.3, "Disinterested Person" means a person who (i) has no employment, professional or financial interest in either party or in any person, firm, corporation or other entity directly or indirectly controlling, controlled by, or under common control with, either party and (ii) has significant experience in the newspaper publishing industry (who shall include for purposes of this clause (ii) any director of the American Newspaper Publishers Association).

                 (c) If, within thirty (30) days after service of the demand for arbitration, the parties are unable to agree upon and mutually appoint a single arbitrator who is a Disinterested Director and is willing to serve, then the parties shall provide for the appointment of a panel of three Disinterested Persons to resolve the matter or matters in controversy, as follows:

                          (i)     Each of Star and Citizen shall name an
arbitrator who is a Disinterested Person. Should the demanding party fail to name an arbitrator who is a Disinterested Person within fifteen (15) days of the lapse of the aforesaid thirty

 (30) day period, the demanding party's right to arbitration of the specific matter or matters in controversy shall lapse. Should the other party fail to name an arbitrator who is a Disinterested Person within the same fifteen (15) day period, then the matter or matters in controversy shall be determined by the Disinterested Person appointed by the demanding party, acting as a single arbitrator.

                          (ii) In turn, the two arbitrators so named shall name
a third arbitrator who is a Disinterested Person. Should the two arbitrators, within thirty (30) days after having been named as arbitrators as provided herein, fail to name a third arbitrator who is a Disinterested Person and is willing to serve, then the demanding party, within thirty (30) days of the lapse of the aforesaid thirty (30) days, either alone or together with the other party, may apply to the presiding judge for the United States District Court for the District of Arizona, sitting in Tucson, or if he refuses, within fifteen
(15) days of such refusal, to the Senior Judge of the Pima County Superior Court, Tucson, Arizona, to designate and appoint a third arbitrator, from a list of six names submitted with the application to the court. The list shall contain the names of three Disinterested Persons specified by each of the two arbitrators. The three arbitrators shall decide the matter or matters in controversy by majority vote. If the demanding party fails to make application to the court for designation and appointment of a third arbitrator within the specified time period (which shall include the names of three Disinterested Person designated by the arbitrator named by it), the demanding party's right to arbitration of the specific matter or matters in controversy shall lapse. If the other party fails to join in the application to the court or to furnish the names of three Disinterested Persons designated by the arbitrator named by it, then the matter or matters in controversy shall be determined by the Disinterested Person initially appointed by the demanding party, acting as a single arbitrator.

                 (d) The decision of a single arbitrator shall be rendered in writing within thirty (30) days after his appointment, and where three arbitrators are acting said decision shall be rendered in writing within thirty
(30) days after appointment of the third arbitrator; provided, however, additional time to render a decision may be taken by the arbitrator or arbitrators as he, she or they may deem reasonably necessary under the circumstances. The written decision of the arbitrator or arbitrators, as the case may be, shall be final and shall be binding upon the parties and the Agency. All expenses and compensation of the arbitrator or the arbitrators, as the case may be, in connection with any matter or matters in controversy shall be paid by the Agency. No arbitrator(s) shall determine or have the power to determine whether any party is in breach of any obligation under this Agreement or any other agreement, it being the intention of the parties that the sole function of the arbitration process described in this Section 4.3 is to provide a mechanism to break a deadlock at the Board of Directors of the Agency on matters that are appropriately before the Board and that are within the power and authority of the Board of Directors pursuant to this Agreement.

                 (e) Notwithstanding the foregoing, the parties agree that if the Board of Directors is evenly divided and therefore unable to approve, for any fiscal year, the reimbursable Editorial Expense budget for either Star or Citizen, as contemplated by Section 2.5(a) hereof, then the Board of Directors shall nonetheless be deemed to have approved for such fiscal year an aggregate reimbursable Editorial Expense budget that is identical to the budget (as the same may have been revised by the Board of Directors from time to time) that was actually approved by the Board of Directors for the next preceding year. If the Board of Directors is evenly divided and unable to approve an aggregate reimbursable Editorial Expense budget for two or more consecutive years, then the controversy shall be resolved and a budget for the year in dispute shall be set by way of the procedures described in Section 4.3(a)-(d) hereof. Pending such resolution, the parties shall proceed as if such budget were identical to the budget that was in effect for the next preceding year, but upon such resolution such budget shall be effective retroactively to the beginning of the year for which the Board of Directors shall not have approved, or shall not be deemed to have approved, a budget.

                                    ARTICLE 5
                              DURATION; TERMINATION

                 5.1 Term; Renewals. This Agreement shall run for a period ending at the close of business on June 1, 2015, and may be renewed and extended for subsequent periods of twenty-five (25) years each at the option of either Star or Citizen. Unless two years' written notice is given by both Star and Citizen that they desire to end this Agreement or any renewal hereof, this Agreement shall continue in force for subsequent periods of twenty-five (25) years each. Only by mutual written consent can this Agreement or any renewal hereof be terminated.

                  5.2     Termination; Dissolution of the Agency.

                 (a) This Agreement shall terminate only upon expiration of its term, including any renewals thereof, as provided in and subject to Section 5.1 hereof.

                 (b) No partner shall cause the Agency to be dissolved except as provided in this Section 5.2(b), and the Agency shall continue until so dissolved. The Agency shall be dissolved upon the occurrence of any of the following:

                      (i) expiration of the term of this Agreement, including
                 any renewals thereof, as set forth in Section 5.1 hereof; or

                     (ii) upon the bankruptcy of a partner. For purposes hereof,
                 "bankruptcy" means with respect to any partner, (A) the making by such partner of an assignment for the benefit of creditors or admitting in writing its inability to pay its debts when due; or (B) the commencement by such partner with respect to itself or its assets of any liquidation, dissolution, bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors; or (C) the appointment for such partner, or a substantial part of such partner's assets, of a receiver, liquidator, custodian or trustee, and, if any of the events referred to in this clause
                 (C) occur involuntarily, the failure of the same to be dismissed, stayed or discharged within 90 days; or (D) the entry of an order for relief against such partner under Title 11 of the United States Code, or any other similar law enacted by the United States

Congress to regulate bankruptcies; or (E) the commencement against such partner of any liquidation, dissolution, bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors if such proceeding remains undismissed for a period of 90 days; or

   (iii) at the written election of a partner if a court of competent jurisdiction, in a judgment no longer subject to appeal or judicial review, has found that (1) the other partner (and only the other partner) has willfully or persistently committed one or more material breaches of this Agreement or the Partnership Agreement, and (2) such breaches materially and adversely frustrate the essential purposes and intent of the parties as expressed in this Agreement, and (3) the electing partner gave written notice to the other partner of such breaches and such breaches were not substantially cured within 90 days after such notice was given; it being the intention of the parties that either partner may seek such a judgment in a court of competent jurisdiction without being barred from doing so by reason of the provisions of Section 4.3 hereof, which provisions are intended as a mechanism to break a deadlock at the Board of Directors of the Agency as provided in

                  Section 4.3(d) hereof, rather than as a mechanism to determine whether any breaches of this Agreement or the Partnership Agreement of the nature described in this Section 5.2(b)(iii) have occurred; or

                      (iv) in the manner and subject to the requirements provided in Sections 4.2 and 4.3 of the Partnership
                  Agreement.
                  No termination of this Agreement or dissolution of the Agency shall be construed to release any partner from liability at law or in equity to the other partner or the Agency arising out of any breach of the terms of this Agreement or the Partnership Agreement.

                  5.3     Dissolution Prior to Expiration of Term.

                  As contemplated by Sections 5.1 and 5.2(a), it is the intention of Star and Citizen that both this Agreement and the Partnership Agreement shall continue in full force and effect until June 1, 2015 and thereafter for successive 25 year periods so long as either Star or Citizen wishes such renewals to occur. Star and Citizen recognize, however, that the partnership between them may be dissolved upon bankruptcy of a partner (as provided in Section 5.2(b)(ii) hereof) or pursuant to the provisions of Section 5.2(b)(iii) hereof or pursuant to the provisions of the applicable partnership law of the State of Arizona. In order to take account of the possibility of such a dissolution, the parties therefore wish to provide in this Section 5.3 for the orderly continuation of this Agreement for its term and any renewals thereof in the unlikely and unanticipated event of, and notwithstanding, any such dissolution of the partnership between them that may occur.

                 For purposes of this Section 5.3 "Defaulting Partner" shall mean (i) a partner who becomes bankrupt within the meaning of Section 5.2(b)(ii) hereof, (ii) a partner whose breaches led to dissolution of the Agency in accordance with Section 5.2(b)(iii) hereof, or (iii) a partner who causes a dissolution of the Agency under applicable law but in contravention of this Agreement or the Partnership Agreement (whether by such partner's express will or otherwise); "Non-defaulting Partner" shall mean the partner other than the Defaulting Partner; "Buying Party" shall mean the party who purchases the other party's property rights (as described in Arizona Revised Statutes Sections 29-201 et seq. or other applicable law) in the Agency and other assets pursuant to this Section 5.3; and "Selling Party" shall mean the party who sells its property rights in the Agency and other assets pursuant to this Section 5.3.

                 If the Agency dissolves after the Effective Date and prior to the expiration of the then current term of this Agreement (other than in the manner and in accordance with the requirements provided in Sections 4.2 and 4.3 of the Partnership Agreement), then:

                  (a) This Agreement and the joint operating arrangement contemplated hereby (as modified, however, pursuant to this Section 5.3) shall not terminate but shall continue for the remaining term of years (and any renewals) hereof.

                  (b) The Non-defaulting Partner (and not the Agency or the Board of Directors) shall, notwithstanding any provision of this Agreement or the Partnership Agreement, have and exercise final authority with respect to all the affairs of the Agency between the date of dissolution of the Agency (the "Dissolution Date") and the Closing Date (as defined below), and the Non-defaulting Partner may exercise any and all authority conferred in this Agreement or the Partnership Agreement on the Board of Directors (whether by majority vote, unanimous vote, or otherwise) or on the Agency.

                  (c) Within 90 days after the Dissolution Date, the Defaulting Partner shall give written notice to the Non-defaulting Partner of a specific dollar amount (the "Specified Amount"), which shall be a single number and not a formula of any kind. If the Defaulting Partner fails to do so, the Non-defaulting Partner shall give written notice to the Defaulting Partner of a Specified Amount, and that shall be the Specified Amount for purposes of this Section unless the Defaulting Partner within 10 days thereafter gives the

Non-defaulting Partner written notice of a different Specified Amount, in which event such different Specified Amount shall be the Specified Amount for purposes of this Section. Within 180 days after the Dissolution Date, the Non-defaulting Partner may give written notice to the Defaulting Partner of the Non-defaulting Partner's election either (1) to sell all its property rights as a partner in the Agency and all its property rights in capital assets used or held for use by the Agency to the Defaulting Partner for the Specified Amount (in which event the Non-defaulting Partner shall be the Selling Party and the Defaulting Partner shall be the Buying Party), or (2) to purchase all the Defaulting Partner's property rights as a partner in the Agency and all its property rights in capital assets used or held for use by the Agency for the Specified Amount (in which event the Non-defaulting Partner shall be the Buying Party and the Defaulting Partner shall be the Selling Party). If the Non-defaulting Partner fails to make a timely election, the Defaulting Partner shall within 210 days after the Dissolution Date make such election on behalf of the Non-defaulting Partner, and the Non-defaulting Partner shall be bound thereby. The date on which such election is made is referred to herein as the "Election Date".

                 (d) The closing of the purchase and sale contemplated by
Section 5.3(c) hereof (the "Closing") shall occur at the principal offices of the Agency on a date (the "Closing Date") selected by the Buying Party and as to which it has given at least 15 days' prior written notice to the Selling Party. The Closing Date shall be not less than 45 days nor more than 90 days after the Election Date.

                 (e) At the Closing, the Buying Party shall deliver to the Selling Party the full amount of the Specified Amount in immediately available funds. At the Closing, the Selling Party shall execute and deliver to the Buying Party such assignments of interest, deeds, bills of sale, instruments of conveyance, and other instruments as the Buying Party may reasonably require, to give good and clear record and marketable title to all the Selling Party's property rights as a partner in the Agency and all the Selling Party's property rights in capital assets used or held for use by the Agency.

                 (f) Following the Closing and for the remaining term of this Agreement (and any renewals thereof), the Buying Party shall print, produce, distribute and market (both circulation and advertising) the newspapers in the same manner that this Agreement contemplates shall be done by the Agency, subject in all cases to the editorial independence of the newspapers as contemplated herein. Each of Star and Citizen shall continue to be obligated to provide news and editorial product as provided in Section 2.4(a) hereof. All revenues, costs, expenses and distributions of money with respect to such newspapers shall be treated by the Buying Party in the same manner that this Agreement contemplates shall be done by the Agency except that, for all periods of time subsequent to the Closing Date, distributions of all funds in excess of the funds reasonably needed by the Buying Party for the conduct of the joint operating arrangement contemplated hereby shall be made 75% to the Non-defaulting Partner and 25% to the Defaulting Partner. Notwithstanding anything in this Agreement, however, the Buying Party shall have sole and exclusive control, power and authority over all matters (excluding editorial matters of the Selling Party) related to the implementation of the joint operating arrangement contemplated by this Agreement, including without limitation, all right, power and authority that this Agreement contemplates shall be exercised by the Board of Directors (whether by majority vote, unanimous vote, or otherwise) or by the Agency.

                 (g) Upon dissolution of the Agency and occurrence of the events contemplated in this Section 5.3, nothing in this Agreement or the arrangements of the parties shall constitute the parties hereto partners, joint venturers, successors, alter egos, joint employers or an unincorporated association, or as having any relationship other than as specifically provided by this Agreement (as this Agreement is modified however, pursuant to this Section 5.3).

                 5.4 Termination at End of Term. If both this Agreement and the Partnership Agreement terminate upon expiration of their term, including any renewals thereof, and the purchase and sale contemplated by Section 5.3 shall not have occurred:

                 (a) Star and Citizen will meet with each other and use their best efforts to develop a just and equitable plan for discontinuing and dissolving the Agency, distributing its assets in kind between Star and Citizen (after payment of all indebtedness and liabilities of the Agency and all costs of dissolution and liquidation) equally to Star and Citizen, and partitioning on an equal basis all capital assets used or held for use by the Agency, so as to enable Star and Citizen to resume separate publication of The Arizona Daily Star and Tucson Citizen, respectively, as independent businesses (a "Distribution Plan"). If Star and Citizen agree on a Distribution Plan, the assets of the Agency shall be distributed, and said capital assets shall be partitioned, in accordance with the Distribution Plan, the Licenses granted pursuant to Sections 1.2(b)(i) and 1.3(b)(i) hereof shall automatically expire and terminate, and the Agency shall thereupon be dissolved. Except as provided in the Distribution
Plan and upon the effective distribution of assets by the Agency pursuant thereto, neither Star nor Citizen shall have any separate right, title or interest in or to any asset of the Agency.

                 (b) If Star and Citizen are unable to agree upon a Distribution Plan, or if the Agency's assets are not sufficient to pay all of its indebtedness and liabilities and all costs of dissolution and liquidation, the business affairs and assets of the Agency shall be liquidated as promptly as possible and receivables collected, all in an orderly and businesslike manner so as not to involve undue sacrifice, and the assets of the Agency and the capital assets used or held for use by the Agency shall be converted into cash and all of its indebtedness and liabilities paid. In the event there is a cash surplus available for distribution, the surplus will be distributed equally to Star and Citizen, and in the event there is a deficiency, the same will be made up by Star and Citizen in accordance with Section 1.5 hereof, and the Agency shall thereupon be dissolved.

                 5.5      Change of Control.

                 (a) Neither control of Star or Citizen nor the assets or business of The Arizona Daily Star or Tucson Citizen shall be transferred to any other person, corporation, partnership, trust or other entity unless the transferee assumes all obligations of Star or Citizen, as the case may be, under this Agreement, the Partnership Agreement and the applicable License Agreement. Any purported transfer in violation of this Section 5.5(a) shall be null, void and of no effect. Neither

Star nor Citizen shall transfer any of its right, title and interest in this Agreement or in its partnership interest in the Agency except as part of a transaction permitted by this Section 5.5(a) in which control of Star or Citizen, or all or substantially all of the assets and business of The Arizona Daily Star or Tucson Citizen, are being transferred. For purposes of this
Section 5.5(a), no transfer or change of control shall be deemed to have occurred as a result of a transfer to an Affiliate as permitted by Section 4.2 of the Partnership Agreement or a change of control, directly or indirectly, of the ultimate parent of Star or Citizen, as the case may be.

                 (b) If from time to time either Star or Citizen (the "transferring party") intends to effect a transfer other than one referred to in the last sentence of Section 5.5(a), notice of such intent shall first be given to the other party (the "non-transferring party") at least 30 days before the transferring party enters into any definitive agreement, agreement in principle, letter of intent or similar understanding with a transferee regarding the material terms of such a transfer. If requested by the transferring party, the non-transferring party will maintain the confidentiality of such notice. If, after giving such notice to the nontransferring party and within 150 days thereafter, the transferring party has not consummated with a third party a transaction of the type contemplated by this Section 5.5, then this Section 5.5(b) shall again become applicable except to the consummation of a transaction with a third party that is contemplated pursuant to a definitive agreement (as it may be amended) that was entered into with such third party during such 150 day period.

                                   ARTICLE 6

                                  MISCELLANEOUS

                 6.1 Notices. Each notice or other communication given pursuant to this Agreement or the Partnership Agreement shall be in writing and shall be deemed to have been duly given when hand delivered or five days after being deposited in the United States mail, certified, postage prepaid, return receipt requested, and addressed to the party to be notified at such party's address as set forth below:

                     Star:                    Star Publishing Company
                                              4850 South Park Avenue
                                              Tucson, Arizona  85726-6887
                                              Attention: Vice President
                                              and Business Manager

                                              with a copy to:

                                              Pulitzer Publishing Company
                                              900 North Tucker Blvd.
                                              St. Louis, Missouri 63101
                                              Attention: Senior Vice President-
                                                         Newspaper Operations

                     Citizen:                 Citizen Publishing Company
                                              4850 South Park Avenue
                                              Tucson, Arizona 85726-6887
                                              Attention: Publisher

                                              with a copy to:

                             Gannett Co., Inc.
                             1100 Wilson Blvd.
                             Arlington, Virginia 22209
                             Attention: Chief Financial Officer

                 Agency:     TNI Partners
                             4850 South Park Avenue
                             P.O. Box 26887
                             Tucson, Arizona 85726-6887
                             Attention: President

All such notices to the Agency shall be to the attention of the President, with copies to Star and Citizen at the addresses then designated by them for the receipt of such notices pursuant to this Section 6.1. Any party may change its address or the individual to whom notice is to be directed hereunder by notice to the other parties given in accordance with this Section 6.1.

                 6.2 Assignment. Subject to Section 5.5 hereof, this Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their permitted successors and assigns.

                 6.3 Entire Understanding. This Agreement (including the Exhibits hereto) and the Partnership Agreement constitute the entire understanding and agreement of the parties hereto on the subject matter herein contained and any and all other representations or agreements heretofore made on such subject matter, whether oral or in writing, of any party or its agents shall be null, void and of no effect whatsoever.

                 6.4 Headings. Headings have been inserted in this Agreement for the purpose of convenience only. They will not be used to interpret or construe the meaning of the Articles or Sections hereof, nor will they have the effect of limiting or enlarging the meaning thereof.

                 6.5 Governing Law; Modification. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Arizona, without giving effect to conflict of laws principles. This Agreement may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, modification or discharge is sought.

                 6.6 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall to any extent be held in any proceeding to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it was held to be invalid or unenforceable, shall not be affected thereby, and shall be valid and be enforceable to the fullest extent permitted by law, but only if and to the extent such enforcement would not materially and adversely frustrate the parties' essential purposes and intent as expressed herein.

                 6.7 Further Assurances. Each party agrees to take all action necessary to carry out and effectuate the intent, purposes and provisions of this Agreement and the Partnership Agreement, and to cooperate with the others in every reasonable and proper way that will promote the successful operation of the arrangements contemplated by this Agreement and the Partnership Agreement.

                 6.8 Force Majeure. No party shall be liable to the others for any failure or delay in performance under this Agreement or the Partnership Agreement occasioned by war, riot, act of God or public enemy, strike, labor dispute, shortage of any supplies, failure of suppliers or workers or other cause beyond the control of the party required to perform, and such failure or delay shall not be considered a default hereunder, but this Section 6.8 shall not excuse any party from its obligation to pay any sum of money which such party is otherwise required to pay pursuant to this Agreement or the Partnership Agreement.

                 6.9 Specific Performance. In addition to any other remedies the parties may have, each party shall have the right to enforce the provisions of this Agreement through injunctive relief or by a decree or decrees of specific performance.

                 6.10 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, shall give to anyone other than the parties hereto and their respective permitted successors and assigns any benefit, or any legal or equitable right, remedy or claim, under or in respect of this Agreement.

                 6.11 Nature of Relationship. Nothing contained in this Agreement shall constitute the parties hereto as alter egos or joint employers or as having any relationship other than as specifically provided herein and in the Partnership Agreement.

                 6.12 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement, and any party hereto may execute this Agreement by signing one or more counterparts hereof. This Agreement shall become effective when counterparts hereof have been duly executed and delivered by each party.

                 IN WITNESS WHEREOF, the parties have executed this Agreement by their respective duly authorized officers as of the day and year first above written.

                            STAR PUBLISHING COMPANY

                            By:  Nicholas G. Penniman IV
                                 -------------------------------
                                 Title: Senior vice President

                            CITIZEN PUBLISHING COMPANY

                            By:  Gary L. Watson
                                 -------------------------------
                                 Title: Vice President

                 TNI PARTNERS, being the Agency referred to in the foregoing Agreement, hereby becomes a party thereto and agrees to perform all of the obligations therein to be performed by it and to be bound by all of the terms and provisions thereof.

                            TNI PARTNERS

                            By:  Star Publishing Company
                                 General Partner

                            By:  Nicholas G. Penniman IV
                                 -------------------------------
                                 Title: Senior Vice President

                            By:  Citizen Publishing Company
                                 General Partner

                            BY:  Gary L. Watson
                                 -------------------------------
                                 Title: Vice President

                                                                       EXHIBIT A
                                                                       ---------

                              PARTNERSHIP AGREEMENT

                PARTNERSHIP AGREEMENT, dated as of December 22, 1988, between STAR PUBLISHING COMPANY ("STAR"), an Arizona corporation, and CITIZEN PUBLISHING COMPANY ("CITIZEN"), an Arizona corporation.

        1.      FORMATION OF PARTNERSHIP.

                1.1 Partners. STAR and CITIZEN (individually, a "Partner" and collectively, the "Partners") hereby form a general partnership under the laws of the State of Arizona (the "Partnership") for the purposes and on the terms set forth herein.

                 1.2 Name and Principal Office. The name of the Partnership shall be "TNI PARTNERS", or such other name as shall be mutually agreeable to the Partners. The Partnership shall do business under the name "TNI PARTNERS" and its principal office shall be located at 4850 South Park Avenue, Tucson, Arizona 85726, or such other place as the Partners shall designate from time to time.

                 1.3 Purpose of Partnership. The purpose of the Partnership shall be (i) to be the Agency (as that term is defined in that certain Amended and Restated Joint Operating Agreement, dated the date hereof, between STAR and CITIZEN (the "Agency Agreement")) and to conduct all the activities, have all of the rights and powers, and perform all of the duties and obligations, of the Agency set forth in the Agency Agreement, and (ii) to do any act and thing and to enter into any contract incidental to, or necessary, proper or advisable for, the accomplishment of such purposes, to the extent permitted by law.

                 1.4 Commencement; Term. The Partnership shall commence on the date hereof and continue for a term ending at the close of business on June 1, 2015, and may be renewed and extended for subsequent periods of twenty-five (25) years each at the option of either STAR or CITIZEN. Unless two years' written notice is given by both STAR and CITIZEN that they desire to end this Partnership or any renewal hereof, this Partnership shall continue in force for subsequent periods of twenty-five (25) years each. Only by mutual written consent shall this Partnership Agreement or any renewal hereof be terminated.

        2.       PARTNERSHIP INTERESTS, CONTRIBUTIONS AND DISTRIBUTIONS.

                 2.1 Partnership Interests. Except as otherwise expressly provided herein or in the Agency Agreement, the respective interests of the Partners in the assets, liabilities, profits and losses of the Partnership ("Partnership Interest") shall be as follows:

                          STAR:                               50%
                          CITIZEN:                            50%

Each Partner shall have at all times an interest as a tenant in partnership in the assets and properties of the Partnership equal to its Partnership Interest and neither Partner shall have any separate right, title or interest in or to any asset or property of the Partnership.

                 2.2      Capital Accounts and Contributions.

                          (a) The initial capital account of each Partner shall
                be the amount determined in accordance with Section 1.4 of the Agency Agreement. Subsequently, each Partner's capital account shall be (i) increased by (x) the amount of any net income of the Partnership allocable to such Partner pursuant to Section
                3.2 of the Agency Agreement and (y) the amount of any cash plus the fair market value of any non-cash assets subsequently contributed by such Partner to the Partnership, and (ii) decreased by (a) the amount of any net loss of the Partnership allocable to such Partner pursuant to Section 3.2 of the Agency Agreement and (b) the amount of any cash and the fair market value of any non-cash assets distributed by the Partnership to such Partner.

                          (b) Each Partner shall make one or more capital
                contributions to the Partnership in such amounts, and upon such terms and conditions, as are provided in the Agency Agreement. No interest shall be paid by the Partnership on any capital contributed to the Partnership unless the Partners otherwise agree.

                2.3 Distributions of Cash and Allocations of Taxable Income or Loss.

                          (a) Cash shall be distributed to each Partner at such
                times and in such amounts as is provided in Section 3.1 of the Agency Agreement.

                          (b) Net income and net loss shall be allocated to the
                Partners in the amounts specified in Section 3.2 of the Agency Agreement.

                          (c) For income tax purposes, taxable income and loss
                 and allocations thereof to each Partner will be determined in accordance with Section 3.2 of the Agency Agreement.

            2.4 Expenses Incurred Prior to the Formation of the Partnership. No expense or obligation incurred for services performed or products supplied by either Partner prior to the formation of the Partnership shall be considered to be a contribution or loan to, or made on behalf of, the Partnership, unless otherwise provided in the Agency Agreement or by agreement of the Partners.

            2.5 Distribution to Partners; Funding of Losses. Cash and other property shall be distributed by or withdrawn from the Partnership, and losses of the Partnership shall be funded, on the terms and conditions (and pursuant to the procedures) set forth in the Agency Agreement.

        3.  MANAGEMENT OF THE PARTNERSHIP.

            3.1 Board of Directors. There is hereby established a Board of Directors of the Partnership consisting of six members, or such even number of Directors as the Partners may from time to time agree upon, to have and exercise final authority, except as otherwise provided herein or in the Agency Agreement, with respect to the affairs of the Partnership specified in this Agreement. The initial members of the Board of Directors shall be appointed by the Partners on or prior to December 26, 1988, and shall consist of three members appointed by STAR and three members appointed by CITIZEN. Each member shall hold office until he shall die, resign or be removed (with or without cause or notice) by the Partner that he represents, whereupon such Partner shall appoint such member's successor to the Board of Directors. Each member shall have one vote.

            3.2      Meetings and Action of the Board of Directors.

        (a) The initial meeting of the Board of Directors shall take place at such time and place as the Partners shall agree. The Board of Directors may establish meeting dates and requisite notice requirements, adopt rules of procedure it deems consistent herewith, and may meet by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.

        (b) Any member of the Board of Directors may call a meeting. Unless waived, at least five business days' notice of a meeting is required. Notice to a director shall be given to the Partner whom the director represents, and shall be given in the manner described in Section 6.1 of the Agency Agreement. If proper notice of a meeting is given to all directors or waived, the presence at any meeting, in person or by proxy, of both (i) a majority of the total authorized number of directors and (ii) a majority of directors who were appointed by STAR and a majority of directors who were appointed by CITIZEN, shall constitute a quorum for the taking of any action, subject to Section 3.3 hereof. Any member may, in writing, appoint a proxy to act on his behalf and vote in his stead at any meeting. Subject to Section 3.2(c) below, the Board of Directors shall act on all matters by an affirmative vote of both (i) a majority of directors present at any meeting in person or by proxy, and (ii) a majority of directors who were appointed by STAR and a majority of directors who were appointed by CITIZEN.

        (c) Any action required or permitted to be taken by the Board of Directors may be taken without notice and without a meeting if a majority of the total authorized number of directors, including at least a majority of directors who were appointed by CITIZEN and at least a majority of directors who were appointed by STAR, consent in writing to the adoption of a resolution authorizing the action.

        3.3  Actions by Partners.

        (a) The Board of Directors shall have no power, without action by the Partners themselves, (i) to amend this Agreement; (ii) to act other than in accordance with the purposes of the Partnership as set forth in Section 1.3 hereof; (iii) to admit a new partner; (iv) to merge or consolidate the Partnership with any other entity; or (v) to dissolve the Partnership.

        (b) No partner shall, except as authorized by the provisions hereof, take any action or assume any obligations or liabilities on behalf of the Partnership.

        (c) Nothing in this Agreement or the Agency Agreement shall in any way restrict, prohibit or impair the right of each Partner to sell or otherwise license its own news, editorial and feature content to wire services or otherwise (for the account of the Partnership) as it deems in its best interest.

        (d) Any fiduciary or other duty that either Partner (or any Affiliate thereof) may owe to the other with respect to any of its businesses or operations that are allegedly in competition with those of the Agency shall be determined as if the legal relationship between the Partners were that which existed under the Previous operating Agreement, and without regard to any subsequent agreement between the parties other than the express contractual provisions under this Agreement or the Agency Agreement. For purposes of this
Section 3.3(d), "Previous Operating Agreement" means that certain Operating Agreement dated March 28, 1940, as amended by agreements dated June 15, 1953 and October 14, 1970.

            3.4 President and Other Officers. The Agency shall have a
President and such other officers as the Board of Directors may from time to time determine. Officers shall serve for a one-year term unless they earlier die, resign or are removed. Any officer may be removed by the Board of Directors with or without cause or notice. Subject to the Agency Agreement, this Agreement and the determinations of the Board of Directors, the President shall have full day-to-day operating authority, control and management of the business and affairs of the Agency, and any other officers of the Agency shall have such authority as is from time to time determined by the Board of Directors.

        The President and such other officers shall act in accordance with the decisions of the Board of Directors and shall have no authority to take any action requiring prior Board of Directors approval without first obtaining the approval of the Board of Directors.

            3.5 Indemnification.

        (a) The Partnership shall indemnify any person made, or threatened to be made, a party to an action or proceeding, whether brought by a Partner or Affiliate of a Partner or any other person, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any member of the Board of Directors or officer of the Partnership served in any capacity at the request of the Partnership, by reason of the fact that he, his testator or intestate, is or was a member of the Board of Directors or an officer of the Partnership, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such member of the Board of Directors or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Partnership and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

        (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such member of the Board of Directors or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the Partnership or that he had reasonable cause to believe that his conduct was unlawful.

        (c) For the purpose of this Section 3.5, the Partnership shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Partnership also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be a purpose which is not opposed to the best interests of the Partnership.

        (d) Indemnification under this Section 3.5 shall be made by the Partnership in any specific case only:

                 (i) if the beneficiary thereof shall have prevailed in an action or proceeding brought against him or shall have been found to have acted in compliance with the applicable standard of conduct set forth in this
                          Section 3.5; or,

                 (ii) by the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in this Section 3.5 has been met by such member or officer.

        (e) The Partnership shall have the power, but shall not be obligated, to purchase and maintain insurance:

              (i) to indemnify the Partnership for any obligation which it incurs as a result of the indemnification of the Board of Directors and officers under the provisions of this Section 3.5;

            (ii) to indemnify such members and officers in instances in which they may be indemnified by the Partnership under the provisions of this Section 3.5; and

          (iii) to indemnify such members and officers in instances in which they may not otherwise be indemnified by the Partnership under the provision of this Section 3.5.

        4.       TRANSFER OF PARTNERSHIP INTERESTS.

                 4.1      Prohibited Transfers. Except as expressly permitted by
Section 4.2 hereof, neither Partner may transfer any of its right, title or interest in or to its Partnership Interest, in whole or in part. No attempted transfer of any Partnership Interest in violation of any provision of this Agreement or of the Agency Agreement shall be effective to pass any right, title or interest therein, but shall instead be null, void and of no effect.

                 4.2 Transfer to Affiliate. Subject to Section 4.3 hereof, a Partner (the "Transferor Partner") may transfer its entire Partnership Interest to any Affiliate of the Transferor Partner or to another transferee in accordance with the express provisions of Section 5.5 of the Agency Agreement. As used in this Agreement, an "Affiliate" of a party is any corporation or entity that directly or indirectly wholly owns such party, is directly or indirectly wholly-owned by such party, or is directly or indirectly wholly-owned by any other Affiliate of such party.

                 4.3      Conditions to Transfer. Any transfer made under
Section 4.2 hereof is subject to satisfaction of the following conditions:

                          (a) the transferee shall be admitted as a Partner of the Partnership and the Partners shall cause this Agreement to be amended accordingly;

                           (b) the transferee shall in writing assume and agree
                 to perform all of its duties and obligations as a Partner under this Agreement and under the Agency Agreement; and

                           (c) the Transferor Partner (and any Affiliate that
                 directly or indirectly wholly owns the Transferor Partner) shall agree fully to indemnify on an after tax basis the other Partner against any adverse tax consequences to the other Partner that may result from any termination of the Partnership for tax purposes on account of such transfer.

        5.       DISSOLUTION AND TERMINATION OF THE PARTNERSHIP.

                 5.1 Dissolution of the Partnership. The Partnership shall continue until dissolved as herein provided. Except as provided in Section 4.2 hereof or in Section 5.2 of the Agency Agreement, no Partner shall cause the Partnership to be dissolved without the prior written consent of the other Partner. Upon dissolution of the Partnership, the provisions of Section 5.2, 5.3 and 5.4 of the Agency Agreement shall apply, as the case may be.

        6.       MISCELLANEOUS.

                 6.1 Amendments and Waivers. This Agreement may not be amended, modified, terminated, rescinded, or cancelled, except by a writing signed by both of the Partners. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by a writing signed by the Partner against which such waiver is to be asserted.

                 6.2 Specific Performance. In addition to any other remedies the Partners may have, each Partner shall have the right to enforce the provisions of this Agreement through injunctive relief or by a decree or decrees of specific performance.

                 6.3 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall to any extent be held in any proceeding to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it was held to be invalid or unenforceable, shall not be affected thereby, and shall be valid and be enforceable to the fullest extent permitted by law, but only if and to the extent such enforcement would not materially and adversely frustrate the Partners' essential purposes and intent as expressed herein and in the Agency Agreement.

                 6.4 No Waiver. No delay on the part of any Partner in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Partner of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                 6.5 Headings. The section headings herein are intended only for convenience and do no constitute a part of this Agreement and shall not be considered in the interpretation of this Agreement or any of its provisions.

                 6.6 Variation of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity or identities of the antecedent person or persons may require.

                 6.7 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement, and any party hereto may execute this Agreement by signing one or more counterparts hereof. This Agreement shall become effective when counterparts hereof duly executed by each Partner have been delivered to each Partner.

                 6.8 Binding Effect; No Third-Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the Partners and their respective permitted successors and assigns. Nothing in the Agreement, expressed or implied, shall give to anyone other than the Partners and their respective permitted successors and assigns and the Partnership any benefit, or any legal or equitable right, remedy or claim, under or in respect of this Agreement.

                 6.9 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Arizona, without giving effect to conflict of laws principles.

                 6.10 Priority of Interpretation. If any provision of this Agreement conflicts with any provision in the Agency Agreement, the provision in the Agency Agreement shall control.

                 6.11 Notices. Each notice or other communication given pursuant to this Agreement shall be given as provided in Section 6.1 of the Agency Agreement.

                 IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

                             STAR PUBLISHING COMPANY

                             By:
                                ----------------------------------
                                Name:
                                Title:

                             CITIZEN PUBLISHING COMPANY

                             By:
                                ----------------------------------
                                Name:
                                Title:

                                                                       EXHIBIT B
                                                                       ---------

                            LICENSE AGREEMENT (Star)

                 THIS LICENSE AGREEMENT (the "License Agreement") is made as of the 26th day of December, 1988, by and between STAR PUBLISHING COMPANY, an Arizona corporation ("Licensor") and TNI PARTNERS, an Arizona partnership ("Licensee").

                 WHEREAS, Licensor and CITIZEN PUBLISHING COMPANY, an Arizona corporation, have entered into an Amended and Restated Joint Operating Agreement dated as of December 22, 1988 (the "Contract"), and have formed the Licensee under a Partnership Agreement (the "Partnership Agreement"), for the purpose of establishing a joint operating arrangement to publish The Arizona Daily Star, owned by Licensor, and the Tucson Citizen owned by Citizen Publishing Company, all on the terms set forth in the Contract; and

                 WHEREAS, the Contract provides that Licensor shall grant to Licensee a license as hereinafter provided;

                 NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties agree as follows:

                 1. Grant of License. Licensor hereby grants Licensee a royalty-free license and right (which license and right shall be exclusive against all persons and entities, except for Licensor and its Affiliates, as that term is defined in the Partnership Agreement, subject to the provisions of
Section 3 herein) to use (i) the whole or any part of the name, title, and masthead of The Arizona Daily Star and all intangible rights and privileges of whatever kind belonging to or incidental thereto, including any and all copyrights and trademarks relating thereto and any and all copyrights, and the right to renew the same, on issues of The Arizona Daily Star published before, on or after the date hereof, and the right to reprint all or any part thereof (collectively the "Names"); (ii) all lists relating to subscriptions, bulk sales, circulation, dealers and sub-dealers of The Arizona Daily Star, together with all records and other lists relating to or concerning the following: routes, daily draws by editions, distribution, delivery, sales, subscriptions and returns of The Arizona Daily Star in any territory, all lists of dealers and agencies served by all distribution methods in the City of Tucson, its metropolitan areas and in all cities and towns served by The Arizona Daily Star, including a list of dealer and agency deposits, if any; and (iii) lists of all advertisers and advertising contracts relating to The Arizona Daily Star and related advertiser information, including dates of contracts, names and addresses of advertisers, space contracted for, frequency of insertions, rates per line, expiration dates and any special conditions, records requirements or publication orders with advertisers with the dates thereof, and any special agreements or commitments with advertisers, as well as lists of all insertion orders (the items in clauses (ii) and (iii) are collectively referred to as the "Intangibles").

                 2. Term. The term of this License shall remain in effect for so long as and only for so long as the Contract remains in effect.

                 3. Use by Licensor. Licensor shall maintain quality control of the manner in which the Names are used by Licensee, all as provided in the Contract. Neither Licensor, Pulitzer Publishing Company nor any of their respective Affiliates shall use any of the Names or the Intangibles in connection with the printing or distribution of a daily newspaper, the dissemination of news or editorial information, or the sale or dissemination of advertising, in each case in the Tucson, Arizona metropolitan area, or otherwise in competition with the activities of the Licensee contemplated or permitted by the Contract. Notwithstanding the foregoing, Licensor, Pulitzer Publishing Company, and their respective Affiliates may engage in those activities described in the last sentence of Section 3.3(c) of the Partnership Agreement.

                 4. Default. If, for a period of six consecutive months, Licensee uses neither the Names nor the Intangibles, or if Licensee becomes insolvent, or if Licensee initiates proceedings in any court under any bankruptcy, reorganization or similar law or for the appointment of a trustee or receiver of Licensee's property, or if Licensee is adjudicated a bankrupt or debtor under any bankruptcy, reorganization or similar law, or if there shall be a default in the performance of any agreement herein contained on the part of Licensee and such default remains uncured for more than 180 days after written notice of such default is given by Licensor, this License Agreement (if Licensor so elects by written notice to Licensee) shall thereupon become null and void, and Licensee shall have no further right to use of the Names or the Intangibles.

                 5. Assignment. Licensee shall not, without Licensor's prior written consent, which consent shall not be unreasonably withheld, assign, directly or indirectly, its rights hereunder, except that no such consent shall be required if such assignment is made pursuant to Section 5.3 of the Contract.

                 6. Indemnification. Licensor agrees to indemnify and hold Licensee and its officers, agents and employees harmless from and against any and all claims, actions, liabilities, losses, damages, costs and expenses including reasonable attorneys' fees, arising out of any claim that Licensor did not have the right and power to enter into and perform this License Agreement and to license the Names and the Intangibles to Licensee as provided in this License Agreement without infringing the rights of any third party. Licensor shall have the right to defend any such claim or action at Licensor's own expense with counsel of its selection, in which event Licensee shall have the right at its expense to participate in such defense with counsel of its own selection. Licensee shall notify Licensor promptly of any adverse use or infringement of the use of the Names by any third parties and assist Licensor in all reasonable ways in the protection thereof. Subject to the first sentence of this Section 6, Licensor shall not be liable to Licensee for any loss or liability suffered by Licensee by reason of Licensee's use of the Names or the Intangibles or by reason of any infringement thereof by any third parties unless caused by Licensor.

                 7. Waivers. No assent, express or implied, by either party hereto, to any breach of any of the other party's covenants or agreements shall be deemed or taken to be a waiver of any succeeding breach of the same covenant or agreement.

                 8. Notices. Each notice or other communication given hereunder shall be deemed to have been duly given when hand delivered or five days after being deposited in the U.S. mail, certified, postage prepaid, return receipt requested, addressed as follows (or to such other address as may be given by either party hereto to the other party:

                 Licensor:

                          Star Publishing Company
                          4850  South Park Avenue
                          Tucson, Arizona 85726
                          Attention: Vice President
                                     and Business Manager

                          With a copy to:

                          Pulitzer Publishing Company
                          900 North Tucker Boulevard
                          St. Louis, Missouri 63102
                          Attention: Senior Vice President - Newspaper
                                     Operations

                 Licensee:

                          TNI Partners
                          4850 South Park Avenue
                          Tucson, Arizona 85726
                          Attention: Vice President
                                     and Business Manager

                          With copies to:

                          Citizen Publishing Company
                          4850 South Park Avenue
                          Tucson, Arizona 85726
                          Attention: Publisher

                          Pulitzer Publishing Company
                          900 North Tucker Boulevard
                          St. Louis, Missouri 63101
                          Attention: Senior Vice President-Newspaper
                                     Operations

                          Gannett Co., Inc.
                          1100 Wilson Boulevard
                          Arlington, Virginia 22206
                          Attention: Chief Financial Officer

                 9. Law Governing. This License Agreement shall be governed by, construed, and enforced in accordance with the internal laws of the State of Arizona, without giving effect to conflicts of laws principles.

                 10. Counterparts. This License Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement, and any party hereto may execute this License Agreement by signing one or more counterparts hereof.

                 IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the day and year first above written.

                                                 STAR PUBLISHING COMPANY

                                                 By:
                                                    ----------------------------

                                                 Title:
                                                       -------------------------

                                                 TNI PARTNERS

                                                 By: Citizen Publishing Company,
                                                      General Partner

                                                 By:
                                                    ----------------------------

                                                 Title:
                                                       -------------------------

                                                 By: Star Publishing Company,
                                                      General Partner

                                                 By:
                                                    ----------------------------

                                                 Title:
                                                       -------------------------

                                                                       EXHIBIT C
                                                                       ---------

                          LICENSE AGREEMENT (Citizen)

                 THIS LICENSE AGREEMENT (the "License Agreement") is made as of the 26th day of December, 1988, by and between CITIZEN PUBLISHING COMPANY, an Arizona corporation ("Licensor") and TNI PARTNERS, an Arizona partnership ("Licensee").

                 WHEREAS, Licensor and STAR PUBLISHING COMPANY, an Arizona corporation ("STAR"), have entered into an Amended and Restated Joint Operating Agreement dated as of December 22, 1988 (the "Contract"), and have formed the Licensee under a Partnership Agreement (the "Partnership Agreement"), for the purpose of establishing a joint operating arrangement to publish The Arizona Daily Star, owned by Star Publishing Company and the Tucson Citizen owned by Licensor, all on the terms set forth in the Contract; and

                 WHEREAS, the Contract provides that Licensor shall grant to Licensee a license as hereinafter provided;

                 NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties agree as follows:

                 1. Grant of License. Licensor hereby grants Licensee a royalty-free license and right (which license and right shall be exclusive against all persons and entities, except for Licensor and its Affiliates, as that term is defined in the Partnership Agreement, subject to the provisions of
Section 3 herein) to use (i) the whole or any part of the name, title, and masthead of the Tucson Citizen and all intangible rights and privileges of whatever kind belonging to or incidental thereto, including any and all copyrights and trademarks relating thereto and any and all copyrights, and the right to renew the same, on issues of the Tucson Citizen published before, on or after the date hereof, and the right to reprint all or any part thereof (collectively the "Names"); (ii) all lists relating to subscriptions, bulk sales, circulation, dealers and sub-dealers of the Tucson Citizen, together with all records and other lists relating to or concerning the following: routes, daily draws by editions, distribution, delivery, sales, subscriptions and returns of the Tucson Citizen in any territory, all lists of dealers and agencies served by all distribution methods in the City of Tucson, its metropolitan areas and in all cities and towns served by the Tucson Citizen, including a list of dealer and agency deposits, if any; and (iii) lists of all advertisers and advertising contracts relating to the Tucson Citizen and related advertiser information, including dates of contracts, names and addresses of advertisers, space contracted for, frequency of insertions, rates per line, expiration dates and any special conditions, records requirements or publication orders with advertisers with the dates thereof, and any special agreements or commitments with advertisers, as well as lists of all insertion orders (the items in clauses (ii) and (iii) are collectively referred to as the "Intangibles").

                 2. Term. The term of this License shall remain in effect for so long as and only for so long as the Contract remains in effect.

                 3. Use by Licensor. Licensor shall maintain quality control of the manner in which the Names are used by Licensee, all as provided in the Contract. Neither Licensor, Gannett Co., Inc. nor any of their respective Affiliates shall use any of the Names or the Intangibles in connection with the printing or distribution of a daily newspaper, the dissemination of news or editorial information, or the sale or dissemination of advertising, in each case in the Tucson, Arizona metropolitan area, or otherwise in competition with the activities of the Licensee contemplated or permitted by the Contract. Notwithstanding the foregoing, Licensor, Gannett Co. Inc., and their respective Affiliates may engage in those activities described in the last sentence of
Section 3.3(c) of the Partnership Agreement.

                 4. Default. If, for a period of six consecutive months, Licensee uses neither the Names nor the Intangibles, or if Licensee becomes insolvent, or if Licensee initiates proceedings in any court under any bankruptcy, reorganization or similar law or for the appointment of a trustee or receiver of Licensee's property, or if Licensee is adjudicated a bankrupt or debtor under any bankruptcy, reorganization or similar law, or if there shall be a default in the performance of any agreement herein contained on the part of Licensee and such default remains uncured for more than 180 days after written notice of such default is given by Licensor, this License Agreement (if Licensor so elects by written notice to Licensee) shall thereupon become null and void, and Licensee shall have no further right to use of the Names or the Intangibles.

                 5. Assignment. Licensee shall not, without Licensor's prior written consent, which consent shall not be unreasonably withheld, assign, directly or indirectly, its rights hereunder, except that no such consent shall be required if such assignment is made pursuant to Section 5.3 of the Contract.

                 6. Indemnification. Licensor agrees to indemnify and hold Licensee and its officers, agents and employees harmless from and against any and all claims, actions, liabilities, losses, damages, costs and expenses including reasonable attorneys' fees, arising out of any claim that Licensor did not have the right and power to enter into and perform this License Agreement and to license the Names and the Intangibles to Licensee as provided in this License Agreement without infringing the rights of any third party. Licensor shall have the right to defend any such claim or action at Licensor's own expense with counsel of its selection, in which event Licensee shall have the right at its expense to participate in such defense with counsel of its own selection. Licensee shall notify Licensor promptly of any adverse use or infringement of the use of the Names by any third parties and assist Licensor in all reasonable ways in the protection thereof. Subject to the first sentence of this Section 6, Licensor shall not be liable to Licensee for any loss or liability suffered by Licensee by reason of Licensee's use of the Names or the Intangibles or by reason of any infringement thereof by any third parties unless caused by Licensor.

                 7. Waivers. No assent, express or implied, by either party hereto, to any breach of any of the other party's covenants or agreements shall be deemed or taken to be a waiver of any succeeding breach of the same covenant or agreement.

                 8. Notices. Each notice or other communication given hereunder shall be deemed to have been duly given when hand delivered or five days after being deposited in the U.S. mail, certified, postage prepaid, return receipt requested, addressed as follows (or to such other address as may be given by either party hereto to the other party:

                 Licensor:

                          Citizen Publishing Company
                          4850 South Park Avenue
                          Tucson, Arizona 85726
                          Attention: Publisher

                          With a copy to:

                          Gannett Co., Inc.
                          1100 Wilson Boulevard
                          Arlington, Virginia 22206
                          Attention: Chief Financial Officer

  Licensee:

                           TNI Partners
                           4850 South Park Avenue
                           Tucson, Arizona 85726
                           Attention: President

                           With copies to:

                           Star Publishing Company
                           4850 South Park Avenue
                           Tucson, Arizona 85726
                           Attention: Vice President and
                                      Business Manager

                           Pulitzer Publishing Company
                           900 North Tucker Boulevard
                           St. Louis, Missouri 63101
                           Attention: Senior Vice President-Newspaper
                                      Operations

                           Gannett Co., Inc.
                           1100 Wilson Boulevard
                           Arlington, Virginia 22206
                           Attention: Chief Financial Officer

                  9. Law Governing. This License Agreement shall be governed by, construed, and enforced in accordance with the internal laws of the State of Arizona, without giving effect to conflict of laws principles.

                  10. Counterparts. This License Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement, and any party hereto may execute this License Agreement by signing one or more counterparts hereof.

                  IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the day and year first above written.

                                                  CITIZEN PUBLISHING COMPANY

                                                  By:
                                                     ---------------------------

                                                  Title:
                                                        ------------------------

                                                 TNI PARTNERS

                                                 By: Citizen Publishing Company,
                                                      General Partner

                                                 By:
                                                    ----------------------------

                                                 Title:
                                                       -------------------------

                                                 By: Star Publishing Company,
                                                      General Partner

                                                 By:
                                                    ----------------------------

                                                 Title:
                                                       -------------------------